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                                                                 Exhibit 24



                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of The New D&B Corporation (the "Company") in their respective capacities set forth below constitutes and appoints David J. Lewinter and Chester J. Geveda, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of common stock of the Company to be issued by the Company pursuant to (i) the Profit Participation Plan of The Dun & Bradstreet Corporation; (ii) the 2000 Dun & Bradstreet Corporation Replacement Plan for Certain Directors Holding Dun & Bradstreet Corporation Equity-Based Awards and (iii) the 2000 Dun & Bradstreet Corporation Replacement Plan for Certain Employees Holding Dun & Bradstreet Corporation Equity-Based Awards to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to any Registration Statement on Form S-8 or any Form relating to the registration of such common stock to be filed with the Securities and Exchange Commission with respect to said common stock, to sign any and all amendments (including post-effective amendments) and supplements to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                           Title                    Date
---------                           -----                    ----

/s/ Ronald L. Kuehn, Jr.            Director                 September 8, 2000
------------------------
     Ronald L. Kuehn, Jr.

/s/ Allan Z. Loren                  Director                 September 8, 2000
------------------------
     Allan Z. Loren


                                     -13-

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/s/ Victor A. Pelson               Director                   September 8, 2000
------------------------
     Victor A. Pelson

/s/ Michael R. Quinlan             Director                   September 8, 2000
------------------------
     Michael R. Quinlan

/s/ Naomi O. Seligman              Director                   September 8, 2000
------------------------
     Naomi O. Seligman








































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